SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: October 9, 1998


                             MEDICAL DYNAMICS, INC.
                             ----------------------
             (Exact name of Registrant as specified in its charter)

                         Commission file number: 0-8632

          Colorado                                              84-0631765
          --------                                              ----------
(State or other jurisdiction of                               (IRS Employer
incorporation or organization)                            Identification Number)


                             99 Inverness Drive East
                            Englewood, Colorado 80112
                            -------------------------
               (Address of principal executive offices) (Zip Code)


               Registrant's telephone number, including area code:
                                 (303) 790-2990

                                 not applicable
                                 --------------
                  former name or former address, if applicable

Item 5: Other Events

     On October 9, 1998, Medical Dynamics, Inc. ("MEDY") executed loan agreements and other related documents with Norwest Business Credit, Inc. ("Norwest") of Denver, Colorado, to provide MEDY with a loan of up to $1,000,000 based primarily on MEDY's receivables and the receivables of its wholly-owned subsidiary, Computer Age Dentist, Inc. ("CADI"). Interest on the amount borrowed will initially be 3% over Norwest's announced "base rate," although the rate may be reduced to 1% over Norwest's announced "base rate" depending on MEDY's consolidated net income as reported in MEDY's audited financial statements. Initially MEDY's accounts receivable permitted MEDY to draw approximately $200,000 on this loan. Loan availability will increase to the extent MEDY's revenues and accounts receivables (not including past-due accounts receivable) increase. The agreement contains a provision, requiring MEDY to pay Norwest $2,750 per month as minimum interest, as well as standard default and remedies provisions. Unless terminated earlier, the loan is repayable in full and the agreement will be terminated on October 9, 2001.


Item 7. Financial Statements and Exhibits

     (a) Financial Statements of Business Acquired

         Not required.

     (b) Pro Forma Financial Information

         Not required.

     (c) Exhibits

         1.   Loan Agreement

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               MEDICAL DYNAMICS, INC.



October 30, 1998                               By: /s/ Van A. Horsley
                                                 -------------------------------
                                                 Van A. Horsley, President